UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2026
L3HARRIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Boulevard
Melbourne,	Florida	32919
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	LHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01    Other Events.

On February 4, 2026, Christopher Kubasik, Chairman and Chief Executive Officer of L3Harris Technologies, Inc. (the “Company”), established a written pre-arranged plan adopted under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding transactions in the Company’s securities by executives (the “Plan”). The Plan was established during the Company’s open trading window. In accordance with Rule 10b5-1, Mr. Kubasik will have no discretion over sales under the Plan.

The Plan covers vested options to purchase up to 129,501 shares granted to Mr. Kubasik in 2019, which options expire in 2029, and 60,000 shares of common stock. Subject to minimum price thresholds specified in the Plan, shares, including shares underlying unexercised options, will be sold on predetermined dates starting in May of 2026 and ending no later than October 30, 2026. Mr. Kubasik’s ownership interest in the Company is considerably in excess of the Company’s stock ownership guidelines. Transactions under the Plan will be disclosed publicly through Form 4 and Form 144 filings, as applicable, with the U.S. Securities and Exchange Commission.

Except as may be required in the Company’s periodic filings on Form 10-Q or Form 10-K, the Company does not undertake to report any Rule 10b5-1 plans that may be adopted by any other officers or directors of the Company or to report modifications or termination of any such plans, including the Plan.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

 The following exhibits are provided herewith:

Exhibit Number	Description
104	Cover Page Interactive Data File formatted in Inline XBRL

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L3HARRIS TECHNOLOGIES, INC.
	By:	/s/ Christoph T. Feddersen
		Name:	Christoph T. Feddersen
Date: February 6, 2026		Title:	Sr. Vice President, General Counsel and Secretary

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